Exhibit 5.1

Please Reply to Las Vegas Office

Writer's email: kstein@nevadafirm.com

June 8, 2018

Kush Bottles, Inc.

1800 Newport Circle

Santa Ana, California 92705

Re:	Kush Bottles, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

At your requests, we have acted as special Nevada counsel to Kush Bottles, Inc., a Nevada corporation (the “Company”) in connection with the issuance and sale by the Company of 7,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) and warrants (the “Warrants”) to purchase an aggregate of 3,750,000 shares of Common Stock (the “Warrant Shares”), pursuant to that certain Registration Statement on Form S-3, as amended (Registration Statement No. 333-221910) (“Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and supplemented by the Prospectus Supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (“Prospectus Supplement”). All of the Shares, the Warrants and the Warrant Shares are to be sold by the Company as described in the Prospectus Supplement.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the state of Nevada. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

To the extent our opinion set forth in Paragraph 1 below is dependent on the existence and good standing under the laws of the State of Nevada, we have relied exclusively on the Certificate of Existence with Status in Good Standing issued by the Nevada Secretary of State dated June 5, 2018. In connection with our opinion expressed in paragraph 2 below, we have assumed that, at or prior to the time of the delivery of any Shares, Warrants or Warrant Shares, the Registration Statement will apply to all the Shares, Warrants or Warrant Shares to be issued, and will not have been modified or rescinded.

400 SOUTH 4th STREET – THIRD FLOOR – LAS VEGAS - NEVADA - 89101- (702) 7910308 - FAX (702) 7911912

800 SOUTH MEADOWS PARKWAY – SUITE 800 - RENO - NEVADA - 89521 – (775) 851-8700 – FAX (775) 851-7681

June 8, 2018

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the state of Nevada.

2.	The Shares are duly authorized for issuance by the Company and, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid, and nonassessable.

3.	Provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold in accordance with the terms set forth in the applicable Securities Purchase Agreements and the Registration Statement, will constitute the valid and legally binding obligations of the Company.

4.	The Warrant Shares have been duly authorized for issuance and, when issued and delivered against payment therefor in accordance with the provisions of the Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as part of the Company’s Current Report on Form 8-K to be filed with the Commission for the purpose of including this opinion as part of the Registration Statement, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission.

This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is rendered on, as speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts or circumstance that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ HOLLEY DRIGGS WALCH
FINE WRAY PUZEY & THOMPSON

HOLLEY DRIGGS WALCH
FINE WRAY PUZEY & THOMPSON

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